Exhibit 4.9

U.S. BANK NATIONAL ASSOCIATION

REVOLVING NOTE

$1,700,000.00	Columbus, Ohio	October 10, 2002

FOR VALUE RECEIVED, Quality Products, Inc. (“Borrower”), a Delaware corporation, with its principal place of business located at 2222 South Third Street, Columbus, Ohio 43207, promises to pay to the order of U.S. Bank National Association (“Bank,” which term shall include any holder hereof) at 175 South Third Street, Columbus, Ohio 43215 or at such other place as the Bank may designate in writing, the sum of $1,700,000.00 (“Principal Sum”), together with interest as hereinafter provided and payable at the times and in the manner hereinafter provided.

This Revolving Note (the “Note”) is executed and the advances contemplated hereunder are to be made pursuant to a certain Revolving Loan Agreement and Security Agreement (“Loan Agreement”) executed by and between the Borrower, QPI Multipress, Inc., Columbus Jack Corporation and the Bank, of even date herewith, and all the covenants, representations, agreements, terms and conditions contained therein, including, but not limited to, Events of Default, are incorporated herein as if fully rewritten.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

INTEREST

The Principal Sum shall bear interest at an annual rate equal to one-half of one percent (1/2%) plus the Bank’s Prime Rate (as hereinafter defined) from time to time in effect, with each change in the Prime Rate automatically and immediately changing the interest rate on the Principal Sum without notice to the Borrower.

As used herein, “Prime Rate” means, a variable commercial lending rate of interest per annum as determined from time to time by the Bank, and designated as the Bank’s “Prime Rate,” based upon its consideration of economic, money market, business and competitive factors.  The Borrower waives any right to claim that the Prime Rate is an interest rate other than that rate designated by the Bank as its APrime Rate” on the grounds that : (i) such rate may or may not be published or otherwise made known to the Borrower; or (ii) the Bank may make loans to certain borrowers at interest rates which are lower than the Bank’s “Prime Rate.”

Upon the occurrence of any Event of Default, the applicable interest rate shall be increased by 3.00%.

MANNER OF PAYMENT

The interest accruing on the unpaid Principal Sum shall be paid on the first day of each month beginning           , 2002, and continuing until February 5, 2004 (the “Maturity Date”), at which time the unpaid Principal Sum and any accrued and unpaid interest shall be paid in full.  Any payment required to be made on a day which is not a Business Day shall be made on the next Business Day.  As used herein, ABusiness Day” means a day, other than a Saturday, Sunday or holiday, on which banks in the State of Ohio are authorized by law to close.

In addition to the terms of the foregoing paragraph, the unpaid balance of the Principal Sum and all accrued and unpaid interest shall be due and payable on date of the Bank’s acceleration of the Principal Sum and the interest.

All payments received by the Bank shall be applied first to the payment of interest, fees and expenses which are due and payable and then to the Principal Sum.

LATE CHARGE

If any payment of the Principal Sum or of interest or any combination thereof is not paid in full within 10 days after such payment is due, then in addition to the amount of said payment, there shall be due, and the Borrower promises to pay, a late charge in respect of each such payment in the amount of 5.00% of such payment, but in no event an amount less than $50.00, which the Borrower agrees is a fair and reasonable charge for costs incurred by the Bank in processing such late payment and shall not be deemed a penalty.

DEFAULT

Upon the occurrence of any of the following events:

(1)                                  the failure of the Borrower to make any payment of interest or of the Principal Sum on or before the date such payment is due; or

(2)                                  an “Event of Default” under the Loan Agreement,

then the Bank may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable.  In the event the Bank shall institute any action for the enforcement or collection of the obligations evidenced hereby, the Borrower agrees to pay all costs and expenses of such action, including reasonable attorneys’ fees, to the extent permitted by law.

GENERAL PROVISIONS

The Borrower, and any indorser, surety or guarantor, hereby jointly and severally waive presentment, notice of dishonor, protest, notice of protest and diligence in bringing suit against any party hereto, waive the defenses of impairment of collateral for the obligation evidenced hereby, impairment of recourse against any person against whom the Bank has any right of recourse, all defenses of any accommodation maker and all discharges based upon suretyship, and agree that without discharging any of them, the time of payment and any other provision of this Note may be extended or modified an unlimited number of times before or after maturity without notice to the Borrower.  The Borrower, and any indorser, surety or guarantor, hereby jointly and severally agree that they will pay the obligations evidence hereby, irrespective of any action or lack of action on the part of the Bank in connection with the acquisition, perfection, possession, enforcement, disposition or modification of all of the obligations evidenced hereby or any and all security therefor, and no omission or delay on the part of the Bank in exercising any right against, or taking any action to collect from or pursue the remedies of the Bank against any parties hereto will release, discharge or modify the duties of the Borrower to make payments hereunder.  The Borrower, and any indorser, surety or guarantor, hereby jointly and severally agree that the Bank, without notice to or further consent from the Borrower, may release or modify any collateral, security, document or other guaranties now held or hereafter acquired, or substitute other collateral, security or other guaranties, and no such action will release, discharge or modify the duties of the Borrower hereunder.  The Borrower, and any indorser, surety or guarantor, hereby jointly and severally agree that the Bank will not be required to pursue or exhaust any of its rights or remedies against the Borrower with respect to the payment of any of the obligations evidenced hereby, or to pursue, exhaust or preserve any of the rights or remedies of the Bank with respect to any collateral, security or other guaranties given to secure said obligations.

The obligations evidenced hereby may from time to time be evidenced by another  note or notes given in substitution, renewal or extension hereof.  Any security interest or mortgage which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

The captions used herein are for reference only and shall not be deemed a part of this Note.  If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected.  This Note shall be governed by and construed in accordance with the law of the State of Ohio.

WAIVER OF RIGHT TO TRIAL BY JURY

THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWER OR THE BANK WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR

AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND THE BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE BORROWER OR THE BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER TO THE WAIVER OF THE RIGHTS OF THE BORROWER TO TRIAL BY JURY.

WARRANT OF ATTORNEY

The Borrower authorizes any attorney at law to appear in any court of record in Franklin County, Ohio or in the county where Borrower has its principal place of business or can be found doing business, after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the Borrower in favor of the Bank for the amount then appearing due, including interest, late charges, collections costs, attorneys’ fees and the like, together with costs of suit, and thereupon to waive and release all error in said proceedings and judgments, and all petitions in error and rights of appeal from said judgements, and all stays of execution.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGEMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Quality Products, Inc.

By:	/s/ Bruce C. Weaver
Bruce C. Weaver
President